UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2019

LIBERTY PROPERTY TRUST

LIBERTY PROPERTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

Maryland Pennsylvania	1-13130 1-13132	23-7768996 23-2766549
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 E. Swedesford Road Wayne, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone, including area code: (610) 648-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2019, the Board of Trustees (the “Board”) of Liberty Property Trust (the “Company”) elected Lawrence D. Raiman to fill a vacancy on the Board created by the action of the Board to increase its size to ten members, effective immediately. Mr. Raiman will receive compensation for his service on the Board as a non-employee member of the Board in the same manner as other non-employee members of the Board.  Mr. Raiman has been appointed to the Compensation Committee and Corporate Governance and Nominating Committee of the Board, effective upon his election to the Board.

There is no arrangement or understanding between Mr. Raiman and any other persons pursuant to which Mr. Raiman was elected to serve on the Board. There are no relationships between Mr. Raiman and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing these matters is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Exhibit Title
99.1	Press Release dated April 10, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY PROPERTY TRUST

By:	/s/ Herman C. Fala
	Name:	Herman C. Fala
	Title:	Secretary and General Counsel

LIBERTY PROPERTY
LIMITED PARTNERSHIP

By:	Liberty Property Trust, its sole
General Partner

By:	/s/ Herman C. Fala
	Name:	Herman C. Fala
	Title:	Secretary and General Counsel

Dated: April 10, 2019